SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ALLEN TELECOM INC

          GAMCO INVESTORS, INC.
                                 7/28/99           30,000             9.5000
                                 7/23/99            5,000            10.5000
                                 7/22/99            7,000            10.9464
                                 7/22/99           10,000            11.0500
                                 7/21/99            4,400            11.0000
                                 7/19/99              600            10.5000
                                 6/25/99            7,400            10.0785
                                 6/23/99            8,300             9.9849
                                 6/22/99            8,700            10.0000
                                 6/17/99            3,000             9.2188
                                 6/11/99            1,000-            9.0000













          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.